Merrill Lynch Large Cap Core Fund,

Merrill Lynch Large Cap Growth Fund,

and Merrill Lynch Large Cap Value Fund

of

Merrill Lynch Large Cap Series Funds, Inc.

File No. 811-9637

Item No. 77M (Mergers) -- Attachment

During the fiscal semi-annual period ending April 30, 2003, Merrill Lynch Large Cap Core Fund (“ML Core”), a series of Merrill Lynch Large Cap Series Funds, Inc. (“the Registrant”), acquired substantially all of the assets and assumed substantially all of the liabilities of Mercury Large Cap Core Fund (“Mercury Core”), a series of Mercury Large Cap Series Funds, Inc. (“Mercury Large Cap”), File No. 811-9697; Merrill Lynch Large Cap Growth Fund (“ML Growth”), a series of the Registrant, acquired substantially all of the assets and assumed substantially all of the liabilities of Mercury Large Cap Growth Fund (“Mercury Growth”), a series of Mercury Large Cap; Merrill Lynch Large Cap Value Fund (“ML Value”), a series of the Registrant, acquired substantially all of the assets and assumed substantially all of the liabilities of Mercury Large Cap Value Fund (“Mercury Value”), a series of Mercury Large Cap.  ML Core and Mercury Core are organized as “feeder” funds that invest all of their respective assets in the Large Cap Core Portfolio (“Core Portfolio”), a series of the Master Large Cap Series Trust (“Large Cap Trust”), File No. 811-9739; ML Growth and Mercury Growth are organized as “feeder” funds that invest all of their respective assets in Large Cap Growth Portfolio (“Growth Portfolio”), a series of Large Cap Trust; ML Value and Mercury Value are organized as “feeder” funds that invest all of their respective assets in Large Cap Value Portfolio (“Value Portfolio”), a series of Large Cap Trust.

On December 18, 2002, at meetings of the Boards of Directors of the Registrant and Mercury Large Cap and the Board of Trustees of Large Cap Trust, the Boards of Directors and Board of Trustees approved an Agreement and Plan of Reorganization (the “Reorganization”).  The Reorganization referred collectively to:

(1)(i) the acquisition by ML Core of substantially all of the assets of Mercury Core (consisting primarily of all of Mercury Core’s beneficial interests in the Core Portfolio of Large Cap Trust) and the assumption by ML Core of substantially all of the liabilities of Mercury Core, in exchange solely for newly-issued shares of common stock of ML Core, (ii) the subsequent distribution by Mercury Core of such shares of common stock of ML Core to the stockholders of Mercury Core, and (iii) the termination of Mercury Core as a series of Mercury Large Cap.

(2)(i) the acquisition by ML Growth of substantially all of the assets of Mercury Growth (consisting primarily of all of Mercury Growth’s beneficial interests in the Growth Portfolio of Large Cap Trust) and the assumption by ML Growth of substantially all of the liabilities of Mercury Growth, in exchange solely for newly-issued shares of common stock of ML Growth, (ii) the subsequent distribution by Mercury Growth of such shares of common stock of ML Growth to the stockholders of Mercury Growth, and (iii) the termination of Mercury Growth as a series of Mercury Large Cap.

(3)(i) the acquisition by ML Value of substantially all of the assets of Mercury Value (consisting primarily of all of Mercury Value’s beneficial interests in the Value Portfolio of Large Cap Trust) and the assumption by ML Value of substantially all of the liabilities of Mercury Value, in exchange solely for newly-issued shares of common stock of ML Value, (ii) the subsequent distribution by Mercury Value of such shares of common stock of ML Value to the stockholders of Mercury Value, and (iii) the termination of Mercury Value as a series of Mercury Large Cap.

On January 27, 2003, in connection with the Reorganization, the Registrant filed a Registration Statement on Form N-14 (File Nos. 333-102753 and 811-09637; the “N-14 Registration Statement”).  The N-14 Registration Statement contained the proxy materials soliciting the approval of the Agreement and Plan of Reorganization by the shareholders of Mercury Core, Mercury Growth, and Mercury Value.  The N-14 Registration Statement was declared effective by the Commission on February 26, 2003.  Post-Effective Amendments Nos. 1 and 2 to the N-14 Registration Statement were filed on February 28, 2003 and May 16, 2003, respectively.

On April 4, 2003, the shareholders of Mercury Core, Mercury Growth, and Mercury Value approved the Reorganization at a special meeting of shareholders held for that purpose.  On April 28, 2003, the “Reorganization Date,” pursuant to the Agreement and Plan of Reorganization, Mercury Core transferred securities and cash valued at $2,763,861.81 to ML Core and received in exchange 0 Class I shares, 282,624.252 Class B shares, 62,854.810 Class C shares, and 4,522.002 Class A shares of ML Core; such shares were then distributed to the shareholders of Mercury Core on that date in proportion to each shareholder’s interest in the assets transferred.  Mercury Growth transferred securities and cash valued at $951,521.59 to ML Growth and received in exchange 14.544 Class I shares, 124,167.514 Class B shares, 8,965.290 Class C shares, and 24,368.989 Class A shares of ML Growth; such shares were then distributed to the shareholders of Mercury Growth on that date in proportion to each shareholder’s interest in the assets transferred.  Mercury Value transferred securities and cash valued at $2,691,107.58 to ML Value and received in exchange 0 Class I shares, 236,587.191 Class B shares, 16,579.451 Class C shares, and 20,860.484 Class A shares of ML Value; such shares were then distributed to the shareholders of Mercury Value on that date in proportion to each shareholder’s interest in the assets transferred.

Mercury Core, Mercury Growth, and Mercury Value were terminated as series of Mercury Large Cap in accordance with the laws of State of Maryland.